                                                                    EXHIBIT 23.4

                    CONSENT OF OLSSON, FRANK AND WEEDA, P.C.

   We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus, which constitutes part of the Registration Statement for the Common Stock of RITA Medical Systems, Inc. on Form S-1. We further consent to the aforementioned use of our name in any amendments to the aforementioned Registration Statement and to the incorporation by reference of this consent into a related registration statement that is effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

                                          /s/ Olsson, Frank and Weeda, P.C.
                                          Olsson, Frank and Weeda, P.C.

Washington, D.C.
July 26, 2000